SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 26, 2016

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

201 E. Sandpointe Avenue, 8th Floor
Santa Ana, California 92707
(Address of principal executive offices, with Zip Code)

(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2016, a wholly-owned subsidiary of Universal Electronics Inc. (“UEI”), C.G. Development Limited (“C.G. Development”), entered into an agreement to sell its entire ownership interest in Gemstar Technology (China) Co. Ltd. which owns and operates one of the four UEI manufacturing facilities located in China (“Gemstar China”) to Guangzhou Junhao Investment Co., Ltd. (“GJI”).

In exchange for the sale of 100% of the capital of stock of Gemstar China, GJI will pay C.G. Development RMB 320 Million (approximately USD 48 Million) in cash at closing. The purchase price will be paid into an escrow account, as specified in the agreement. The closing of the sale will be subject to customary due diligence and regulatory approval by the local commerce authority and is expected to be completed within approximately 28 months from the execution of the agreement.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is attached to this Current Report on Form 8-K

Exhibit No.	Description
99.1	Press Release dated September 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: September 30, 2016	By: /s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated September 30, 2016

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